Exhibit 10.6

ABCAM PLC

RULES

OF

THE ABCAM PLC COMPANY SHARE OPTION PLAN 2009

Approved by a board on: 5th November 2009

Approved by HM Revenue & Customs on: 6th November 2009

HM Revenue & Customs reference no: X105353

PricewaterhouseCoopers LLP

1 Embankment Place

London WC2N 6RH

Tel: 020 7583 5000

Fax: 020 7822 4652

Ref: MP/OA/SH/EP6

CONTENTS

Rule			Page Number
1.		INTERPRETATION	1

	1.1.	Definitions	1

	1.2.	Interpretation	4

2.		GRANT OF OPTIONS	4

	2.1.	Options granted by Company	4

	2.2.	Grant of Options determined by Board	4

	2.3.	Procedure for grant of Options and Grant Date	4

	2.4.	Contents of Option Certificate	4

	2.5.	Duration of Plan	5

	2.6.	Persons to whom Options may be granted	5

	2.7.	Right to renounce Options	5

	2.8.	Options non-transferable	5

3.		LIMIT ON AGGREGATE NUMBER OF PLAN SHARES PLACED UNDER OPTION	5

	3.1.	General	5

	3.2.	Computation	5

	3.3.	Scaling down	6

4.		LIMIT ON NUMBER OF PLAN SHARES OVER WHICH OPTIONS MAY BE GRANTED TO ELIGIBLE EMPLOYEE	6

	4.1.	HM Revenue & Customs limit (£30,000)	6

	4.2.	Computation	6

	4.3.	Scaling down	6

5.		EXERCISE PRICE	6

6.		PERFORMANCE TARGET	7

	6.1.	Imposition of Performance Target	7

	6.2.	Nature of Performance Target	7

	6.3.	Performance Target can no longer be satisfied	7

	6.4.	Substitution, variation or waiver of Performance Target	7

	6.5.	Notification of Option Holders	7

7.		EXERCISE OF OPTIONS	7

	7.1.	Earliest date for exercise of Options	7

	7.2.	Latest date for exercise of Options	8

	7.3.	Persons who may exercise Options	8

	7.4.	Options may not be exercised during Close Period	8

	7.5.	Material Interest	8

	7.6.	Options may be exercised in whole or in part	8

	7.7.	Procedure for exercise of Options	8

	7.8.	Issue or transfer of Plan Shares on exercise of Options	9

8.		EXERCISE OF OPTIONS IN SPECIAL CIRCUMSTANCES	9

	8.1.	Death	9

	8.2.	Ill-health redundancy, retirement etc	9

	8.3.	Other special circumstances	10

	8.4.	Meaning of ceasing to be in Relevant Employment	10

	8.5.	Interaction of Rules	10

9.		TAKEOVER, RECONSTRUCTION, AMALGAMATION OR WINDING-UP	11

	9.1.	General offer for, or acquisition of Company	11

	9.2.	Compulsory acquisition of Company	11

	9.3.	Power to declare Options exercisable	11

	9.4.	Reconstruction or amalgamation of Company	12

	9.5.	Winding-up of Company	12

	9.6.	Shares subject to Options ceasing to be Plan Shares	13

	9.7.	Meaning of “obtains Control of the Company”	13

	9.8.	Notification of Option Holders	13

10.		EXCHANGE OF OPTIONS	13

	10.1.	Circumstances in which Exchange can occur	13

	10.2.	Period allowed for exchange of Options	14

	10.3.	Meaning of “equivalent”	14

	10.4.	Grant Date of New Option	14

	10.5.	Application of Plan to New Option	14

11.		LAPSE OF OPTIONS	14

12.		ADJUSTMENT OF OPTIONS ON REORGANISATION	15

	12.1.	Power to adjust Options	15

	12.2.	Exercise Price	15

	12.3.	Capitalisation of reserves	15

	12.4.	HM Revenue & Customs approval	15

	12.5.	Notification of Option Holders	16

13.		ACCOUNTING FOR PAYE AND NATIONAL INSURANCE CONTRIBUTIONS	16

	13.1.	Deductions	16

	13.2.	Transfer of Employer’s NIC	16

	13.3.	Execution of Option Certificate by Option Holder	16

14.		ISSUE AND AVAILABILITY OF PLAN SHARES	17

	14.1.	Rights attaching to Plan Shares	17

15.		RELATIONSHIP OF PLAN TO CONTRACT OF EMPLOYMENT	17

	15.1.	Contractual Provisions	17

	15.2.	Deemed Agreement	17

16.		ADMINISTRATION OF PLAN	17

	16.1.	Responsibility for administration	17

	16.2.	Board’s decision final and binding	17

	16.3.	Discretionary nature of grant of Options	18

	16.4.	Provision of information	18

	16.5.	Cost of Plan	18

17.		AMENDMENT OF PLAN	18

	17.1.	Power to amend Plan prior to HM Revenue & Customs approval	18

	17.2.	Power to amend Plan	18

	17.3.	HM Revenue & Customs approval of amendments	18

	17.4.	Rights of existing Option Holders	18

	17.5.	Notification of Option Holders	18

18.		NOTICES	19

	18.1.	Notice by Board	19

	18.2.	Deceased Option Holders	19

	18.3.	Notice to Board	19

	18.4.	Option Certificate	19

19.		GOVERNING LAW AND JURISDICTION	19

	19.1.	Plan governed by English law	19

	19.2.	English courts to have jurisdiction	19

	19.3.	Jurisdiction agreement for benefit of Company	19

	19.4.	Option Holder deemed to submit to such jurisdiction	20

1.	INTERPRETATION

1.1.	Definitions

In this Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

1.1.1.

Acquiring Company means a company (including a New Holding Company) which obtains Control of the Company in the circumstances referred to in Rule 9.1, 9.2 or 9.4 (reading the reference in Rule 9.4 to “proposes to obtain” as “obtains”);

1.1.2.	Acting In Concert has the meaning given to that expression in The City Code on Takeovers and Mergers in its present form or as amended from time to time;

1.1.3.	Adoption Date means the date on which the Plan is adopted by the Board;

1.1.4.

Any Other Share Scheme means any Employees’ Share Scheme” (other than this Plan) which provides for the subscription of Shares by or on behalf of employees of the Company, or any Associated Company (within the meaning of Section 416 of the Income and Corporation Taxes Act 1988);

1.1.5.	Approval Date means the date on which the Plan is approved by HM Revenue & Customs under Schedule 4;

1.1.6.	Associated Company has the meaning given to that expression by paragraph 35(1) of Schedule 4;

1.1.7.	Board means the board of directors of the Company or a duly authorised committee thereof;

1.1.8.	Close Company has the meaning given to that expression by section 989 of ITA 2007, and paragraph 9(4) of Schedule 4;

1.1.9.

Close Period means such time as Eligible Employees of the Company are prohibited from dealing in Plan Shares for whatever reason, in accordance with the rule 21 of the Alternative Investment Market Rules or the relevant provision in any regulations governing an Exchange (as replaced, amended or re-enacted from time to time) and/or such code as the Company may have established from time to time or such other statutory, regulatory or other prohibition from dealing in Plan Shares or rights over Plan Shares;

1.1.10.	Company means Abcam plc incorporated in England and Wales under company number 03509322, being the scheme organiser for the purposes of paragraph 2(2) of Schedule 4;

1.1.11.	Consortium has the meaning given to that word by paragraph 36(2) of Schedule 4;

1.1.12.	Constituent Company means the Company or a company which is a Subsidiary and which has been nominated by the Board to participate in the Plan from time to time;

1.1.13.	Control has the meaning given to that word by section 719 of ITEPA 2003;

1.1.14.	Eligible Employee means an individual who is:

(a)	an employee (other than a director) of a Constituent Company; or

(b)	a director of a Constituent Company who is contracted to work at least 25 hours per week for the Group (exclusive of meal breaks);

and who, in either case:

(i)	is not eligible solely by reason that he is a non-executive director of a Constituent Company;

(ii)	has earnings in respect of his office or employment which are (or would be if there were any) general earnings to which section 15, 22 or 26 of ITEPA 2003 applies;

(iv)	has not given or been given notice to terminate his employment within the Group; and

(v)

does not have at the Grant Date, and has not had during the preceding twelve months, a Material Interest in a Close Company which is the Company or a company which has Control of the Company or a member of a Consortium which owns the Company;

1.1.15.	Employees’ Share Scheme has the meaning set out in section 1166 of the Companies Act 2006;

1.1.16.	Employer Company means the Group Member which employs the Option Holder;

1.1.17.	Employer’s NIC means employer’s national insurance contributions liability;

1.1.18.	Exchange means the Alternative Investment Market or any other recognised exchange on which the Company’s Share are listed from time to time ;

1.1.19.	Exercise Price means the amount per Plan Share payable on the exercise of an Option determined in accordance with Rule 5;

1.1.20.	Grant Date means the date on which an Option is granted to an Eligible Employee determined in accordance with Rule 2.3;

1.1.21.	Group means the Company and all Subsidiaries and Associated Companies of the Company and “Group Member” shall be construed accordingly;

1.1.22.	ITA 2007 means the Income Tax Act 2007;

1.1.23.	ITEPA 2003 means the Income Tax (Earnings and Pensions) Act 2003;

1.1.24.	Key Feature means a provision of the Plan which is necessary in order to meet the requirements of Schedule 4;

1.1.25.	Market Value means

(a)	in respect of a listed Share on any dealing day means an amount equal to the middle market quotation on the Exchange;

(b)

in respect of an unlisted share on any day, the market value of such Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with Shares and Assets Valuation of HM Revenue & Customs; or

(c)

in the case of an option granted or award made under any other Employees’ Share Scheme, the market value of an ordinary share in the capital of the Company determined under the rules of such scheme for the purpose of the grant of the option or the making of the award

1.1.26.	Material Interest has the meaning given to that expression by paragraphs 9 to 14 of Schedule 4;

1.1.27.

New Holding Company means a company which obtains Control of the Company where 90% or more of the New Holding Company’s ordinary shares are held in substantially the same proportions by substantially the same persons who previously held the Company’s ordinary shares;

1.1.28.	New Option means an option granted by way of exchange under Rule 10.1;

1.1.29.	New Plan Shares means the shares subject to a New Option;

1.1.30.	Notice of Exercise means the notice given in respect of the exercise of an Option under Rule 7.7;

1.1.31.	Option means a right to acquire Plan Shares granted under the Plan;

1.1.32.	Option Certificate means the deed or statement under which an Option is granted in accordance with Rule 2.3;

1.1.33.	Option Holder means an individual who holds an Option or, where the context permits, his legal personal representatives;

1.1.34.	Participating Company means the Company or a Subsidiary;

1.1.35.	Performance Target means a performance target imposed as a condition of the exercise of an Option under Rule 6.1 and as substituted or varied in accordance with Rule 6.4;

1.1.36.	Plan means The Abcam plc Company Share Option Plan 2009 in its present form or as amended from time to time;

1.1.37.	Plan Shares means ordinary shares in the capital of the Company which satisfy the conditions in paragraphs 16 to 20 of Schedule 4;

1.1.38.	Qualifying Option means an option which satisfies the requirements of Schedule 5 of ITEPA 2003;

1.1.39.	Relevant Employment means employment with any Group Member;

1.1.40.

Reorganisation means any variation in the share capital of the Company, including but without limitation a capitalisation issue, rights issue, rights offer or bonus issue and a sub-division, consolidation or reduction in the capital of the Company but excluding a capitalisation issue in substitution for or as an alternative to a cash dividend;

1.1.41.	Rules mean the rules of the Plan;

1.1.42.	Schedule 4 means Schedule 4 to ITEPA 2003;

1.1.43.	Specified Age means 60 years; and

1.1.44.	Subsidiary means a company which is a subsidiary of the Company within the meaning of section 1159 of the Companies Act 2006 over which the Company has Control.

1.2.	Interpretation

In the Plan, unless otherwise specified:

1.2.1.	the contents and rule headings are inserted for ease of reference only and do not affect the interpretation of the Plan;

1.2.2.	a reference to a Rule is a reference to a rule of the Plan;

1.2.3.

save as provided for by law and subject to Rule 18.4 a reference to writing includes any mode of reproducing words in a legible form and reduced to paper or electronic format or communication including, for the avoidance of doubt, correspondence via e-mail;

1.2.4.	the singular includes the plural and vice versa and the masculine includes the feminine;

1.2.5.	a reference to a statutory provision includes any statutory modification, amendment or re-enactment thereof; and

1.2.6.	the Interpretation Act 1978 applies to the Plan in the same way as it applies to an enactment.

2.	GRANT OF OPTIONS

2.1.	Options granted by Company

The Board may from time to time grant Options to Eligible Employees at any time except during a Close Period.

2.2.	Grant of Options determined by Board

Subject to the Rules, the Eligible Employees to whom Options are granted and the terms of such Options shall be determined by the Board in its absolute discretion.

2.3.	Procedure for grant of Options and Grant Date

The Board shall grant an Option by passing a resolution. The Grant Date shall be the date on which the Board passes the resolution or such later date as is specified in the resolution. The grant of an Option or Options shall be evidenced by a deed executed by or on behalf of the Board. The deed or a statement providing details of the grant shall be issued to each Eligible Employee who has been granted an Option as soon as reasonably practicable following the grant of the Option.

2.4.	Contents of Option Certificate

An Option Certificate shall be in such form of document as the Board may determine from time to time, and shall state all of the following:

(a)	the Grant Date;

(b)	the number of Plan Shares subject to the Option or how that number may be calculated;

(c)	the Exercise Price or the method by which the Exercise Price will be determined;

(d)	when the Option will ordinarily become exercisable, and the number of Plan Shares over which the Option may then be exercised;

(e)	how the Option may be exercised;

(f)	any Performance Target or other conditions applicable to the Option.

2.5.	Duration of Plan

An Option may not be granted

2.5.1.	earlier than the Approval Date; nor

2.5.2.	more than ten years after the Adoption Date.

2.6.	Persons to whom Options may be granted

No Option may be granted to an individual who is not an Eligible Employee on the Grant Date.

2.7.	Right to renounce Options

An Eligible Employee to whom an Option is granted may, by notice in writing to the Board at any time prior to exercise of an Option and, if available, accompanied by the Option Certificate, renounce in whole or in part his rights under the Option. In such a case, the Option shall to that extent be treated, for the purpose of the Plan, as never having been granted. No consideration shall be due from the Company for any such renunciation.

2.8.	Options non-transferable

An Option shall be personal to the Eligible Employee to whom it is granted and, subject to Rule 8.1, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Option Holder purports to transfer, charge or otherwise alienate the Option.

3.	LIMIT ON AGGREGATE NUMBER OF PLAN SHARES PLACED UNDER OPTION

3.1.	General

The aggregate number of Plan Shares which may be placed under Option under the Plan shall be limited as agreed from time to time.

3.2.	Computation

For the purpose of the limits contained in this Rule 3:

3.2.1.

there shall be disregarded any ordinary shares subject to an option or other rights of an employee under the Plan and/or any other Employees’ Share Scheme operated by the Group which have lapsed, been renounced or otherwise become incapable of being exercised or vesting;

3.2.2.

any ordinary shares issued on the exercise of an option or the vesting of other rights of an employee under the Plan and/or any other Employees’ Share Scheme operated by the Group shall be taken into account once only (when the option is granted or the right awarded) and shall not fall out of account when the option is exercised or other rights vest.

3.3.	Scaling down

If the grant of an Option would cause the limit in this Rule 3 to be exceeded, such Option shall take effect as an Option over the maximum number of Plan Shares which does not cause the limit to be exceeded. If more than one Option is granted on the same Grant Date, the number of Plan Shares which would otherwise be subject to each Option shall be reduced pro rata.

4.	LIMIT ON NUMBER OF PLAN SHARES OVER WHICH OPTIONS MAY BE GRANTED TO ELIGIBLE EMPLOYEE

4.1.	HM Revenue & Customs limit (£30,000)

An Option may not be granted to an Eligible Employee if the result of granting the Option would be that the aggregate Market Value of the shares subject to all outstanding Qualifying Options granted by the Company, an Associated Company or Subsidiary or outstanding options granted to him under the Plan or any other share option scheme established by the Company, an Associated Company or Subsidiary and approved by HM Revenue & Customs under Schedule 4 would exceed £30,000 or such other limit as may from time to time be specified in paragraph 6 of Schedule 4.

4.2.	Computation

For the purpose of the limit contained in Rule 4.1, Plan Shares subject to an Option which has been exercised, lapsed, renounced or otherwise become incapable of being exercised shall be disregarded.

4.3.	Scaling down

If the grant of an Option would cause the limit in this Rule 4 to be exceeded, such Option shall take effect as an Option over the maximum number of Plan Shares which does not cause the limit to be exceeded. If more than one Option is granted on the same Grant Date, the number of Plan Shares which would otherwise be subject to each Option shall be reduced pro rata.

5.	EXERCISE PRICE

The Exercise Price shall be determined by the Board and may be any price but shall not be less than the higher of:

(a)	the Market Value of a Plan Share on the Grant Date; or

(b)	in the case of any Option which the Board has determined will be satisfied by the issue of new shares directly to the Option Holder, the nominal value of a Plan Share.

6.	PERFORMANCE TARGET

6.1.	Imposition of Performance Target

On the grant of an Option, the Board may impose a Performance Target and may impose any further condition on the exercise of the Option that the Board determines to be appropriate.

6.2.	Nature of Performance Target

A Performance Target and any further condition imposed under Rule 6.1 shall be:

6.2.1.	objective;

6.2.2.	capable of being fulfilled within the period of ten years from the Grant Date; and

6.2.3.	such that, once satisfied, the exercise of the Option is not subject to the discretion of any person; and

6.2.4.	set out in, or attached in the form of a schedule to, the Option Certificate.

6.3.	Performance Target can no longer be satisfied

If the Board determines that the Performance Target or any further condition imposed under Rule 6.1 has not been satisfied either in whole or in part in relation to an Option and can no longer be satisfied either in whole or in part, the Option shall lapse immediately as to the proportion in relation to which the Performance Target has not been satisfied.

6.4.	Substitution, variation or waiver of Performance Target

If an event occurs which causes the Board to consider that the Performance Target or any further condition imposed under Rule 6.1 subject to which an Option has been granted is no longer appropriate, the Board may substitute, vary or waive the Performance Target or the condition in such manner as:

6.4.1.	is reasonable in the circumstances; and

6.4.2.	except in the case of waiver, produces a fairer measure of performance and is not materially more nor less difficult to satisfy and the Option shall then take effect subject to the Performance Target or the condition as so substituted, varied or waived.

6.5.	Notification of Option Holders

The Board shall, as soon as reasonably practicable, notify each Option Holder concerned of any substitution, variation or waiver of the Performance Target or a condition made by it under Rule 6.4 and explain how it affects his position under the Plan.

7.	EXERCISE OF OPTIONS

7.1.	Earliest date for exercise of Options

Subject to Rules 8 and 9, an Option may not be exercised earlier than the later of:

7.1.1.	in relation to the Plan Shares in respect of which the Option is being exercised, the relevant date specified in the Option Certificate under Rule 2.4; and

7.1.2.

the date on which the Board determines that any Performance Target and any further condition imposed under Rule 6.1, in their original form or as substituted or varied from time to time, have been satisfied or waived.

7.2.	Latest date for exercise of Options

Notwithstanding any other provision in the Rules, an Option may not be exercised later than the tenth anniversary of the Grant Date and, to the extent not exercised by that time, the Option shall lapse immediately.

7.3.	Persons who may exercise Options

Subject to Rule 8, an Option may be exercised only while the Option Holder is in Relevant Employment and if an Option Holder ceases to be in Relevant Employment, any Option granted to him shall lapse immediately. This Rule 7.3 shall apply where the Option Holder ceases to be in Relevant Employment in any circumstances (including, in particular, but not by way of limitation, where the Option Holder is dismissed unfairly, wrongfully, in breach of contract or otherwise).

An Option Holder may not exercise an Option if he has given or been given notice of termination of employment such that he will cease to be in Relevant Employment at the end of the notice period.

7.4.	Options may not be exercised during Close Period

An Option may not be exercised during a Close Period except in circumstances where this is permitted under the the Company’s own code on insider dealing or other such code as the Company may have established from time to time

7.5.	Material Interest

An Option may not be exercised if the Option Holder then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or which is a company which has Control of the Company or which is a member of a Consortium which owns the Company.

7.6.	Options may be exercised in whole or in part

An Option may, to the extent it has become exercisable, be exercised in whole or in part. If exercised in part, the unexercised part of the Option shall not lapse and shall remain exercisable unless the Rules specify otherwise except that where exercised in part, such exercise shall be in respect of a minimum of 100 shares or the remaining balance of the Option if less.

7.7.	Procedure for exercise of Options

7.7.1.

An Option shall be exercised by the Option Holder delivering to the Board a duly completed Notice of Exercise in the form from time to time prescribed by the Board, specifying the number of Plan Shares in respect of which the Option is being exercised, together with any payment or documentation required under Rule 13 and accompanied by payment in full for the Plan Shares and, if available, the Option Certificate.

7.7.2.

For the avoidance of doubt, the date of exercise of an Option shall be determined in accordance with Rule 18.3. If payment is made by cheque and the cheque fails to clear the Option shall be deemed never to have been exercised.

7.8.	Issue or transfer of Plan Shares on exercise of Options

Subject to Rule 13, and to any necessary consents and to compliance by the Option Holder with the Rules, the Board shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of the Option, issue or transfer to the Option Holder, or procure the issue or transfer to the Option Holder of, the number of Plan Shares specified in the Notice of Exercise and shall deliver or procure the delivery to the Option Holder of a definitive share certificate in respect of such Plan Shares.

8.	EXERCISE OF OPTIONS IN SPECIAL CIRCUMSTANCES

8.1.	Death

8.1.1.	Notwithstanding Rules 7.1.1 and 7.3, if an Option Holder dies his personal representatives shall be entitled to exercise his Option during the period determined in accordance with Rule 8.1.3.

8.1.2.	The number of Plan Shares subject to the Option that may be exercised shall be calculated as follows :

8.1.2.1. on the period of time elapsed from the Grant Date and the date of death in proportion to the time from the Grant Date and the normal Vesting Date at the end of the third anniversary of the Grant Date; and;

8.1.2.2. on the proportionate satisfaction of the relevant Performance Targets on such date.

8.1.3.

The period during which the personal representatives shall be entitled to exercise the Options shall end no later than the earlier of the first anniversary of his death or the tenth anniversary of the Grant Date. To the extent not exercised, the Options shall lapse at the expiry of such period.

8.2.	Ill-health redundancy, retirement etc

8.2.1.	Notwithstanding Rules 7.1.1 and 7.3, if an Option Holder ceases to be in Relevant Employment by reason of:

8.2.1.1.

injury, ill-health or disability provided that the Board is satisfied, on production of such evidence as it may reasonably require, that (a) the Option Holder has ceased to exercise and, by reason of injury, ill health or disability, is incapable of exercising that employment; and (b) the Option Holder is likely to remain so incapable for the foreseeable future;

8.2.1.2.	redundancy within the meaning of the Employment Rights Act 1996;

8.2.1.3.	retirement on reaching the Specified Age;

8.2.1.4.	the Option Holder being employed by a company which ceases to be a Group Member; or

8.2.1.5.	the Option Holder being employed in an undertaking or part of an undertaking which is transferred to a person who is not a Group Member the provisions of Rule 8.2.2 shall apply and shall be exercisable in accordance with 8.2.3.

8.2.2.	The number of Plan Shares subject to the Option that may be exercised shall be calculated as follows :

8.2.2.1. on the period of time elapsed from the Grant Date and the date when Relevant Employment ceases in proportion to the time from the Grant Date and the normal Vesting Date at the end of the third anniversary of the Grant Date; and;

8.2.2.2. on the proportionate satisfaction of the relevant Performance Targets on such date.

8.2.3.

The period during which he may exercise his Options shall end six months after the date on which Relevant Employment ceases or if earlier the tenth anniversary of the Grant Date. To the extent not exercised, the Options shall lapse at the expiry of such period.

8.3.	Other special circumstances

Notwithstanding Rules 7.1.1 and 7.3, if an Option Holder ceases to be in Relevant Employment the Board may, at its discretion, after the date the Option Holder ceased to be in Relevant Employment (and in a fair and reasonable manner), allow an Option Holder who has ceased to be in Relevant Employment for a reason other than those referred to in Rules 8.1 and 8.2 to exercise his Options at any time during such period and on such basis as the Board determines. To the extent not so exercised, or if such exercise is not permitted the Options shall lapse at the expiry of such period.

8.4.	Meaning of ceasing to be in Relevant Employment

For the purposes of the Plan, an Option Holder shall not be treated as ceasing to be in Relevant Employment until he no longer holds any office or employment with any Group Member.

8.5.	Interaction of Rules

8.5.1.

If an Option has become exercisable under Rule 8.2 and, during the period allowed for the exercise of the Option under Rule 8.2, the Option Holder dies, the period allowed for the exercise of the Option shall be the period allowed by Rule 8.1.

8.5.2.

If an Option has become exercisable under Rule 8 and, during the period allowed for the exercise of the Option under Rule 8, the Option becomes exercisable under Rule 9 also (or vice versa), the period allowed for the exercise of the Option shall be the first to determine of the period allowed by Rule 8 and the period allowed by Rule 9.

9.	TAKEOVER, RECONSTRUCTION, AMALGAMATION OR WINDING-UP

9.1.	General offer for, or acquisition of Company

Notwithstanding Rule 7.1.1, if a person other than a New Holding Company obtains Control of the Company as a result of:

9.1.1.

making a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

9.1.2.	making a general offer to acquire all the shares in the Company of the same class as the Plan Shares

(in either case, other than any shares already held by him or a person Acting In Concert with him)

Options may be exercised, subject to Rule 9.2, at any time during the period of six months beginning with the time when the person making the offer or proposed acquisition (as the case may be) has obtained Control of the Company and any condition subject to which the offer or proposed acquisition is made has been satisfied. If not so exercised, the Options shall lapse at the expiry of the six month period unless the Board, acting fairly and reasonably, determines otherwise, when the Options shall continue to exist until such time as they lapse in accordance with the Rules.

The number of Plan Shares subject to the Option that may be exercised is dependent on the proportionate satisfaction of the relevant Performance Targets on such date.

9.2.	Compulsory acquisition of Company

Notwithstanding Rule 7.1.1, if a person other than a New Holding Company becomes entitled or bound to acquire shares in the Company before the tenth anniversary of the Grant Date under sections 979 to 982 of the Companies Act 2006, Options may be exercised at any time during the period beginning with the date the person serves a notice under section 979 and ending seven clear days before the date on which the person ceases to be entitled to serve such a notice. If not so exercised, the Options shall cease to be exercisable and shall lapse when the person ceases to be entitled to serve such a notice unless the Board, acting fairly and reasonably, determines otherwise before the Options have lapsed, when the Options shall continue to exist.

The number of Plan Shares subject to the Option that may be exercised is dependent on the proportionate satisfaction of the relevant Performance Targets on such date.

9.3.	Power to declare Options exercisable

Notwithstanding Rule 7.1.1, if a person makes such an offer or proposes such an acquisition (as the case may be) as is referred to in Rule 9.1 or makes an offer to acquire the whole or substantially the whole of the business of the Company, the Board, acting fairly and reasonably may, by notice in writing to all Option Holders, declare outstanding Options to be exercisable during a limited period specified by the Board in the notice and subject to such conditions as the Board may require. If the Board so declares, such outstanding Options may be exercised at any time during such period. If not exercised, the Options shall lapse at the expiry of such period unless the Board revokes the declaration before the Options have been exercised in which case such Options shall not lapse but shall continue in force in accordance with the rules of the Plan.

The number of Plan Shares subject to the Option that may be exercised is dependent on the proportionate satisfaction of the relevant Performance Targets on such date.

9.4.	Reconstruction or amalgamation of Company

Notwithstanding Rule 7.1.1, if a person other than a New Holding Company proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006:

9.4.1.

Options (including, at the election of the Option Holder, an Option which has already become exercisable) may be exercised, conditionally on the compromise or arrangement being sanctioned by the court, at any time during the period beginning with the date of the meeting of the members of the Company ordered by the court and ending on the earlier of six months thereafter and seven clear days before the court sanctions the compromise or arrangement;

9.4.2.

if the compromise or arrangement becomes effective, any Options not so exercised pursuant to a notice given under this Rule 9.4 by the earlier of those dates shall cease to be exercisable and shall lapse at the end of such six month period and seven clear days before the court sanctions the compromise or arrangement;

9.4.3.

if the compromise or arrangement does not become effective within such six month period, any notice to exercise an Option given under this Rule 9.4 shall be of no effect and the Option shall continue to exist and seven clear days before the court sanctions the compromise or arrangement;

9.4.4.	the date of exercise of all Options exercised conditionally under this Rule 9.4 shall be immediately prior to the date on which the court sanctions the compromise or arrangement; and

9.4.5.

an Option which has already become exercisable may be exercised unconditionally before the earlier of those dates. Any Option not so exercised shall cease to be exercisable and shall lapse at the end of such six month period.

The number of Plan Shares subject to the Option that may be exercised is dependent on the proportionate satisfaction of the relevant Performance Targets on such date.

9.5.	Winding-up of Company

Notwithstanding Rule 7.1.1, if notice is given of a resolution for the voluntary winding-up of the Company:

9.5.1.

Options (including, at the election of the Option Holder, an Option which has already become exercisable) may be exercised, conditionally on the passing of the resolution, at any time during the period beginning with the date the notice is given and ending seven clear days before the resolution is passed or defeated or the general meeting is concluded or adjourned sine die;

9.5.2.	if the resolution is passed, any Options not so exercised shall lapse immediately;

9.5.3.	if the resolution is not passed, any notice to exercise an Option under this Rule 9.5 shall be of no effect and the Option shall continue to exist;

9.5.4.	the date of exercise of all Options exercised conditionally under this Rule 9.5 shall be the date on which the resolution is passed; and

9.5.5.

an Option which has already become exercisable may be exercised unconditionally during such period. Any Option not so exercised shall cease to be exercisable and shall lapse immediately following the passing of the resolution.

The number of Plan Shares subject to the Option that may be exercised is dependent on the proportionate satisfaction of the relevant Performance Targets on such date.

9.6.	Shares subject to Options ceasing to be Plan Shares

If the shares subject to an Option cease to satisfy the conditions in paragraphs 16 to 20 of Schedule 4:

9.6.1.	the Board shall, as soon as reasonably practicable, notify HM Revenue & Customs;

9.6.2.	the Option shall lapse;

9.6.3.	The Board shall, as soon as reasonably practicable, notify each Option Holder of the lapse of the Option and explain how this affects his position under the Plan: and

9.6.4.	the Plan shall not continue to exist and no further Options shall be granted.

9.7.	Meaning of “obtains Control of the Company”

For the purpose of Rule 9, a person shall be deemed to have obtained Control of the Company if he and others Acting In Concert with him have together obtained Control of it.

9.8.	Notification of Option Holders

The Board shall, as soon as reasonably practicable, notify each Option Holder of the occurrence of any of the events referred to in this Rule and explain how this affects his position under the Plan.

10.	EXCHANGE OF OPTIONS

10.1.	Circumstances in which Exchange can occur

If the person referred to in Rules 9.1, 9.2 or 9.4, (reading the reference in Rule 9.4 to “proposes to obtain” as “obtains”) is a company including a New Holding Company, and the Acquiring Company obtains Control of the Company then an Option Holder may, at any time during the period set out in Rule 10.2, by agreement with the Acquiring Company, release his Option in whole or in part in consideration of the grant to him of a new option which is equivalent to the Option but which relates to shares in:

10.1.1.	the Acquiring Company; or

10.1.2.	a company which has Control of the Acquiring Company; or

10.1.3.	a company which either is, or has Control of, a company which is a member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

10.2.	Period allowed for exchange of Options

The period referred to in Rule 10.1 is:

10.2.1.	where Rule 9.1 applies or would apply if the reference in that Rule to “person” was read as “person including a New Holding Company”, the period referred to in that Rule;

10.2.2.	where Rule 9.2 applies, the period during which the Acquiring Company remains so entitled or bound; and

10.2.3.	where Rule 9.4 applies, the period of six months beginning with the time when the court sanctions the compromise or arrangement.

If the Option Holder does not release the Option within the relevant period referred to in this Rule 10.2, the Option shall lapse at the expiry of such relevant period.

10.3.	Meaning of “equivalent”

The New Option shall not be regarded for the purpose of this Rule 10 as equivalent to the Option unless:

10.3.1.

subject to the discretion of the Board as to whether the Performance Target or any further condition imposed under Rule 6.1 should continue to apply to the New Option or be substituted, varied or waived under Rule 6.4, the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Plan as it had effect immediately before the release of the Option;

10.3.2.	the New Plan Shares satisfy the conditions in paragraphs 16 to 20 of Schedule 4; and

10.3.3.

the total market value, immediately before the release of the Option, of the Plan Shares which were subject to the Option is as nearly as may be equal to the total market value, immediately after the grant of the New Option, of the New Plan Shares subject to the New Option (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992); and

10.3.4.

the total amount payable by the Option Holder for the acquisition of the New Plan Shares under the New Option is as nearly as may be equal to the total amount that would have been payable by the Option Holder for the acquisition of the Plan Shares under the Option.

10.4.	Grant Date of New Option

The Grant Date of the New Option shall be deemed to be the same as the Grant Date of the Option.

10.5.	Application of Plan to New Option

In the application of the Plan to the New Option, where appropriate, references to “Company” and “Plan Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Plan Shares, respectively, save that in the definition of “Board” the reference to “Company” shall be read as if it were a reference to Abcam plc.

11.	LAPSE OF OPTIONS

Notwithstanding any other provision of the Rules, an Option shall lapse on the earliest of:

11.1.	the tenth anniversary of the Grant Date;

11.2.

the Board determining that any Performance Target or any further condition imposed under Rule 6.1 has been satisfied neither in whole nor in part in relation to the Option and can no longer be satisfied in whole or in part;

11.3.	the Option Holder ceasing to be in Relevant Employment, except where

11.3.1.	this arises for any of the reasons set out in Rules 8.1 to 8.2; or

11.3.2.

during any of the periods set out in Rules 9.1 to 9.5 other than for an act or omission of the Option Holder entitling his employer to terminate without notice his office or employment or where the Option Holder gives notice to terminate;

11.4.	the date on which it is provided that the Option shall lapse under Rules 8.1 to 8.2, 9.1 to 9.5 and 10.2;

11.5.	the date on which a resolution is passed or an order is made by the court for the compulsory winding-up of the Company;

11.6.	the date on which the Option Holder becomes bankrupt or enters into a compromise with his creditors generally;

11.7.	the date on which the Option Holder purports to transfer, charge or otherwise alienate the Option.

12.	ADJUSTMENT OF OPTIONS ON REORGANISATION

12.1.	Power to adjust Options

In the event of a Reorganisation, the number of Plan Shares subject to an Option, the description of the Plan Shares, the Exercise Price, or any one or more of these, may be adjusted in such manner as the Board determines.

12.2.	Exercise Price

Subject to Rule 12.3, no adjustment shall be made to the Exercise Price which would result in the Plan Shares subject to an Option being issued directly to the Option Holder at a price per Plan Share lower than the nominal value of a Plan Share and, if an adjustment would so result, the Exercise Price shall be the nominal value of a Plan Share.

12.3.	Capitalisation of reserves

Notwithstanding Rule 12.2, an adjustment may be made which would result in the Plan Shares subject to an Option being issued at a price per Plan Share lower than the nominal value of a Plan Share if and to the extent that the Board is authorised to capitalise from the Company’s reserves a sum equal to the amount by which the aggregate nominal value of the Plan Shares subject to the Options which are adjusted exceeds the aggregate adjusted Exercise Price under such Options. If such an adjustment is made, on the subsequent exercise of the Option, the Board shall capitalise such sum and apply the sum in paying up such excess.

12.4.	HM Revenue & Customs approval

An adjustment shall not have effect until the adjustment has been approved by HM Revenue & Customs.

12.5.	Notification of Option Holders

The Board shall, as soon as reasonably practicable, notify each Option Holder of any adjustment made under this Rule 12 and explain how this affects his position under the Plan. The Board may call in for endorsement or cancellation and re-issue any Option Certificate in order to take account of such adjustment.

13.	ACCOUNTING FOR PAYE AND NATIONAL INSURANCE CONTRIBUTIONS

13.1.	Deductions

Where, directly or indirectly in relation to the exercise of an Option granted under the Plan, the Company or any Group Member (as the case may be) is liable, or is in accordance with current practice believed by the Board to be likely to become liable, to account to any revenue or other authority for any sum in respect of any tax or social security liability of the Option Holder, the Option may not be exercised unless the Option Holder has beforehand paid to the Company or the Group Member (as the case may be) an amount sufficient to discharge the liability. Alternatively, the Option Holder may, by agreement with the Company or the Group Member (as the case may be), enter into some other arrangement to ensure that such amount is available to them or it (whether by authorising the sale of some or all of the Plan Shares subject to his Option and the payment to the Company or the Group Member (as the case may be) of the requisite amount out of the proceeds of sale or otherwise). Where this is the case the Option shall not be treated as exercised until the Company or the Group Member (as the case may be) determine that such arrangements are satisfactory to it.

13.2.	Transfer of Employer’s NIC

The Board may, at its discretion, impose requirements for the payment by the Option Holder of all or any part of the Employer’s NIC which may arise as a result of the exercise of his Option. Such requirements shall be specified on the Grant Date and shall be a condition of exercise of the Option, provided that the Board (acting fairly and reasonably) may waive these requirements. They may include in particular, but not by way of limitation, a determination that the Option may not be exercised unless the Option Holder has beforehand paid to the Company (or the Group Member which employs the Option Holder, if different) an amount sufficient to discharge all or any part of the Employer’s NIC. Alternatively, the Option Holder may, by agreement with the Company or the Group Member (as the case may be), enter into some other arrangement to ensure that such amount is available to them or it (whether by authorising the sale of some or all of the Plan Shares subject to his Option and the payment to the Company or the Group Member (as the case may be) of the requisite amount out of the proceeds of sale or otherwise). Where this is the case the Option shall not be treated as exercised until the Company or the Group Member (as the case may be) determine that such arrangements are satisfactory to it.

13.3.	Execution of Option Certificate by Option Holder

The Board may require an Option Holder to execute a copy of the Option Certificate or some other document in order to bind himself contractually to any such arrangement as is referred to in Rules 13.1 to 13.2 and return the executed document to the Board by a specified date being no more than 30 days after the Grant Date. Failure to return the executed document by the specified date shall cause the Award to lapse.

14.	ISSUE AND AVAILABILITY OF PLAN SHARES

14.1.	Rights attaching to Plan Shares

All Plan Shares issued in respect of exercise of an Option shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Plan Shares in issue at the date of such issue save as regards any rights attaching to such Plan Shares by reference to a record date prior to the date of such issue.

15.	RELATIONSHIP OF PLAN TO CONTRACT OF EMPLOYMENT

15.1.	Contractual Provisions

Notwithstanding any other provision of the Plan:

15.1.1.	the Plan shall not form part of any contract of employment between any Group Member and an Eligible Employee;

15.1.2.	unless expressly so provided in his contract of employment, an Eligible Employee has no right to be granted an Option;

15.1.3.

the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any Options held by him) shall not form any part of his remuneration or count as his remuneration for any purpose and, for the purposes of his contract of employment, shall not be pensionable; and

15.1.4.

if an Eligible Employee ceases to be in Relevant Employment, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Options held by him which lapse by reason of his ceasing to be in Relevant Employment) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

15.2. Deemed Agreement

By accepting the grant of an Option, an Option Holder is deemed to have agreed to the provisions of this Rule 15.

16.	ADMINISTRATION OF PLAN

16.1.	Responsibility for administration

The Company, and the Board where appropriate, shall be responsible for, and shall have the conduct of, the administration of the Plan. The Board may from time to time make, amend or rescind regulations for the administration of the Plan provided that such regulations shall be consistent with the Rules and not cause any of the provisions of Schedule 4 which are relevant to the Plan to cease to be satisfied.

16.2.	Board’s decision final and binding

The decision of the Board shall be final and binding in all matters relating to the administration of the Plan, including but not limited to the resolution of any dispute concerning, or any inconsistency or ambiguity in the Rules or any document used in connection with the Plan.

16.3.	Discretionary nature of grant of Options

All Options under the Plan are granted entirely at the discretion of the Board.

16.4.	Provision of information

An Option Holder shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations under paragraph 33 of Schedule 4.

16.5.	Cost of Plan

The cost of introducing and administering the Plan shall be met by the Company. The Company shall be entitled, if it wishes, to charge an appropriate part of such cost to a Subsidiary. The Company shall also be entitled, if it wishes, to charge to a Subsidiary the opportunity cost of issuing Plan Shares to an Option Holder employed by the Subsidiary in relation to his exercise of an Option.

17.	AMENDMENT OF PLAN

17.1.	Power to amend Plan prior to HM Revenue & Customs approval

Prior to HM Revenue & Customs approval of the Plan under Schedule 4, the Board may make such amendments to the Rules as may be necessary or desirable in order to obtain such approval.

17.2.	Power to amend Plan

Subject to Rules 17.3 to 17.4, the Board may from time to time amend the rules of the Plan.

17.3.	HM Revenue & Customs approval of amendments

Save for an amendment pursuant to Rule 9.6 an amendment to a Key Feature of the Plan shall not have effect at a time when the Plan is approved by HM Revenue & Customs, until the amendment has been approved by HM Revenue & Customs under Schedule 4.

17.4.	Rights of existing Option Holders

An amendment may not adversely affect the rights of an existing Option Holder except where the amendment has been approved by those existing Option Holders who would be adversely affected by the amendment in such manner as would be required by the Company’s articles of association (with appropriate changes) if the Plan Shares subject to those Options which would be so adversely affected had been issued or transferred to them (so that they had become shareholders in the Company) and constituted a separate class of shares.

17.5.	Notification of Option Holders

The Board shall, as soon as reasonably practicable, notify each Option Holder of any amendment to the Rules under this Rule 17 and explain how it affects his position under the Plan.

18.	NOTICES

18.1.	Notice by Board

Save as provided for by law and subject to Rule 18.4, any notice, document or other communication given by, or on behalf of, the Board or to any person in connection with the Plan shall be deemed to have been duly given if delivered to him at his place of work, if he is in Relevant Employment if sent by e-mail to such e-mail address as may be specified by him from time to time, or sent through the post in a pre-paid envelope to the postal address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

18.2.	Deceased Option Holders

Save as provided for by law and subject to Rule 18.4, any notice, document or other communication so sent to an Option Holder shall be deemed to have been duly given notwithstanding that such Option Holder is then deceased (and whether or not the Board has notice of his death) except where his personal representatives have established their title to the satisfaction of the Board and supplied to the Board an e-mail or postal address to which notices, documents and other communications are to be sent.

18.3.	Notice to Board

Save as provided for by law and subject to Rule 18.4, any notice, document or other communication given to the Board in connection with the Plan shall be delivered or sent by post to the Company Secretary at the Company’s registered office or such other e-mail or postal address as may from time to time be notified to Option Holders but shall not in any event be duly given unless and until it is actually received at the registered office or such e-mail or postal address and shall be deemed to have been duly given on the date of such receipt.

18.4.	Option Certificate

For the avoidance of doubt, the Option Certificate may not be executed or delivered by e-mail or other such similar electronic communication.

19.	GOVERNING LAW AND JURISDICTION

19.1.	Plan governed by English law

The formation, existence, construction, performance, validity and all aspects whatsoever of the Plan, any term of the Plan and any Option granted under it shall be governed by English law.

19.2.	English courts to have jurisdiction

The English courts shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan.

19.3.	Jurisdiction agreement for benefit of Company

The jurisdiction agreement contained in this Rule 19 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction.

19.4.	Option Holder deemed to submit to such jurisdiction

By accepting the Option, an Option Holder is deemed to have agreed to submit to such jurisdiction.